Exhibit 16.1

January 16, 2026

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re: Quanex Building Products Corporation

File No. 1-33913

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Quanex Building Products Corporation dated January 16, 2026, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP